                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  Tiffany & Co.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

                                   13-3228013
                      (I.R.S. Employer Identification No.)

                                727 Fifth Avenue
                            New York, New York 10022
                    (Address of Principal Executive Offices)

                          1998 Employee Incentive Plan
                            (Full Title of the Plan)

                             Patrick B. Dorsey, Esq.
                     Senior Vice President - General Counsel
                                  Tiffany & Co.
                                727 Fifth Avenue
                            New York, New York 10022
                     (Name and Address of Agent For Service)

                                 (212) 755-8000
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

                                                            Proposed                  Proposed                 Amount of
   Title of  Securities           Amount to be           Maximum Offering         Maximum  Aggregate          Registration
     to be Registered              Registered           Price Per Share (1)       Offering Price (1)              Fee

       Common Stock                  884,218                 $39.2813              $34,733,232.52              $9,169.57


(1) These amounts have been estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c), these amounts have been computed on the basis of the average of the high and low prices for the Registrant's Common Stock reported on the New York Exchange Composite Tape for August 16, 2000,a date within five days prior to the date of filing of this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Certain Documents by Reference

The following document, which has heretofore been filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "1933 Act"), and pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), is incorporated by reference herein pursuant to Instruction E of Form S-8, and shall be deemed to be a part hereof:

1. Registrant's Registration Statement, dated November 23, 1998, filed with the Commission on Form S-8, Registration Statement File No. 333-67723, and relevant documents incorporated therein by reference

Item 5.           Interests of Named Experts and Counsel

The legality of the shares of Common Stock being offered hereby has been passed upon by Patrick B. Dorsey, Senior Vice President, General Counsel and Secretary of the Registrant. As of the date of this Registration Statement, Mr. Dorsey owned 15,200 shares of Common Stock and options to purchase up to 266,000 additional shares, of which options to acquire 174,000 shares are presently exercisable.

Item 8.           Exhibits

See Index to Exhibits on page 7.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on the day of August 10, 2000.

                                   TIFFANY & CO.
                                   (Registrant)



                                   By: /s/ Michael J. Kowalski
                                       ---------------------------------
                                       Michael J. Kowalski
                                       (President and Chief Executive Officer)

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints MICHAEL J. KOWALSKI, JAMES N. FERNANDEZ and PATRICK B. DORSEY his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments to the Registration Statement, including pre-effective and post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do, and hereby ratifies and confirms all his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                       Title                               Date
---------                       -----                               ----
/s/ Michael J. Kowalski    President and Chief Executive         August 10, 2000
Michael J. Kowalski        Officer (principal executive officer)
                           (director)


/s/ James N. Fernandez     Executive Vice President and          August 10, 2000
James N. Fernandez         Chief Financial Officer
                           (principal financial officer)


/s/ Warren S. Feld          Vice President - Controller          August 10, 2000
Warren S. Feld              (principal accounting officer)



/s/ William R. Chaney       Chairman of the Board                August 10, 2000
William R. Chaney           (director)



/s/ Rose Marie Bravo        Director                             August   , 2000
Rose Marie Bravo



/s/ Samuel L. Hayes, III    Director                             August 12, 2000
Samuel L Hayes, III



/s/ Charles K. Marquis      Director                             August 10, 2000
Charles K. Marquis



/s/ James E. Quinn          Vice Chairman                        August 10, 2000
James E. Quinn              (director)


/s/ William A. Shutzer      Director                             August 15, 2000
William A. Shutzer



/s/ Geraldine Stutz         Director                             August 10, 2000
 Geraldine Stutz

                                 EXHIBIT INDEX


Each exhibit is listed according to the number assigned to it in the Exhibit Table of Item 601 of Regulation S-K. The exhibit numbers preceded by an asterisk (*) indicate exhibits physically filed with this Registration Statement. All other exhibit numbers indicate exhibits filed by incorporation by reference herein.


Exhibit Number                      Description                         Page
--------------                      -----------                         ----

     *5.1              Opinion of counsel, including consent            6-7

    *23.1              Consent of Independent Accountants                 8

    *23.2              Consent of counsel (included in Exhibit 5.1)

    *24.1              Power of Attorney (included at page 3)